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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported)
                               December 31, 2001


                             LTC HEALTHCARE, INC.
              (Exact Name of Registrant as specified in Charter)


            Nevada                     1-14151                91-1895305
(State or other jurisdiction         (Commission            (IRS Employer
      of incorporation)              File Number)       Identification Number)

               300 ESPLANADE DRIVE, SUITE 1860, OXNARD, CA 93030
              ---------------------------------------------------

              (Address of principal executive offices) (Zip Code)

                                (805) 981-8655
             ----------------------------------------------------

             (Registrant's telephone number, including area code)


          -----------------------------------------------------------

         (Former name or former address, if changed since last report)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On December 17, 2001 the Registrant's wholly owned subsidiary, Healthcare Holdings, Inc., a Nevada corporation ("Holdings"), entered into an Assignment and Assumption Agreement ("Agreement") with LTC Properties, Inc., a Maryland corporation ("LTC"), pursuant to which, among other things, Holdings agreed to purchase the right to receive common stock of Assisted Living Concepts, Inc. ("ALF")(OTCBB:ASLC) to be distributed pursuant to the First Amended Joint Plan of Reorganization of Assisted Living Concepts, Inc. and Carriage House Assisted Living, Inc. ("Plan"). The Plan was subsequently confirmed at a hearing on December 5, 2001 as set forth in, and subject to, that certain Findings of Fact, Conclusions of Law and Order Under 11 U.S.C. Section 1129 and Rule 3020 of the Federal Rules of Bankruptcy Procedure Confirming the Plan of the Companies entered by the bankruptcy court on December 5, 2001.

     On December 31, 2001, Holdings issued a Promissory Note ("Note") in accordance with the Agreement in the principal amount of $7,000,000 in payment for the right to receive 1,238,076 shares of ALF common stock distributed pursuant to the Plan (approximately $5.6539 per share). The Note is for a term of five years and bears interest at 5%, compounded annually and accruing to the principal balance plus interest at 2% on the original principal of $7,000,000 payable in cash annually. The Note is a full recourse obligation of Holdings and is secured by all of the assets owned now or in the future by Holdings.

     The price of the shares was determined by reference to Exhibit G, Volume II of II of ALF's First Amended Disclosure Statement Accompanying First Amended Joint Plan of Reorganization for Assisted Living Concepts, Inc. and Carriage House Assisted Living, Inc. Under Chapter 11 of the United States Bankruptcy Code Dated as of October 30, 2001. This Exhibit G reported that the projected shareholder's equity of ALF upon emergence from bankruptcy to be $32,799,000 and to be $37,117,000 on December 31, 2002. ALF issued 6,500,000 shares of new common stock at emergence which results in a calculation of $5.046 and $5.7103 per share book value as of January 1, 2002 and December 31, 2002, respectively.

     Prior to ALF's emergence from bankruptcy, Holdings owned $5,715,000 face value of ALF's 5.626% convertible subordinated debentures due May 2003 and 30,847 shares of ALF's common stock. Holdings had recorded the investment in the debentures at the estimated market value of $1,571,625 and the investment in the common stock at the estimated market value of $2,000. As a result of the Plan distribution, Holdings received in exchange for the debentures $1,381,974 of New Senior Secured Notes bearing interest at 10% per annum, payable semi-annually in arrears; $523,604 of New Junior Secured Notes bearing interest payable in additional New Junior Secured Notes for three years at 8% per annum and thereafter payable in cash at 12% per annum, payable semi-annually in arrears and 214,249 shares of ALF common stock. Additionally, Holdings received 468 shares of ALF common stock in exchange for the 30,847 shares owned prior to emergence.

     As a result of the ALF shares acquired with the Agreement and the shares received from Holdings' investment in ALF securities prior to ALF emerging from bankruptcy, Holdings is now the owner of 1,452,793 shares of ALF common stock which represents approximately 22.35% of the shares outstanding.

     On December 26, 2001, Registrant filed a Form 8-K reporting a series of sales of assets to LTC. Because of the close timing of these transactions the December 26, 2001 Form 8-K is incorporated herein by reference and the pro-forma financial statements attached to this Form 8-K also show the pro-forma results of the transactions reported on the December 26, 2001 Form 8-K.
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     LTC was formerly the owner of approximately 99% of the common stock of the
Registrant. In September 1998 such shares were distributed to the holders of LTC's common stock, Series C Preferred Stock and certain convertible debentures. For additional information on the distribution of the Registrant's common stock by LTC see the Registrant's Form 10-K for the year ended December 31, 2000. The Registrant believes that LTC does not currently own any of the Registrant's common stock. LTC has provided the Registrant with a $20,000,000 secured line of credit. At September 30, 2001, the Registrant owed LTC $18,920,000 under the secured line of credit and operated 23 facilities owned by LTC.

     In addition, Andre C. Dimitriadis serves as Director, Chairman of the Board and Chief Executive Officer of the Registrant and LTC. Wendy L. Simpson serves as Executive Vice President and Chief Financial Officer and Director of the Registrant and Vice Chairman and Chief Financial Officer and Director of LTC. Christopher T. Ishikawa serves as Director, President and Chief Operating Officer of the Registrant and Executive Vice President and Chief Investment Officer of LTC. Julia L. Kopta serves as Executive Vice President, General Counsel and Secretary of the Registrant and of LTC. Alex J. Chavez serves as Senior Vice President and Treasurer of the Registrant and of LTC.

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ITEM 7. EXHIBITS

EXHIBIT NUMBER    DESCRIPTION OF DOCUMENT
--------------    -----------------------
99.1              Assignment and Assumption Agreement dated as of December 17,
                  2001 between the Holdings and LTC

99.2 Promissory Note dated as of December 31, 2001 between Holdings and LTC

99.3              Security Agreement dated as of December 31, 2001 between
                  Holdings and LTC

99.4 Registrant's Pro Forma Balance Sheet as of September 30, 2001, Pro Forma Statements of Operations for the Year ended December 31, 2000 and the Nine Months ended September 30, 2001

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                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 14, 2002        LTC HEALTHCARE, INC., a Nevada corporation
                              (Registrant)

                              By:    /s/ Wendy L. Simpson
                                     --------------------
                              Name:  Wendy L. Simpson
                              Title: Executive Vice President and Chief
                                     Financial Officer

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